EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Coca-Cola Enterprises Inc. Restricted Stock Deferral Plan (Effective February 1, 2001) of our report dated January 24, 2000, with respect to the consolidated financial statements and schedule of Coca-Cola Enterprises Inc. included and/or incorporated by reference in Coca-Cola Enterprises Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Atlanta, Georgia
February 13, 2001